UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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FORMCAP CORP

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 18, 2011

FORMCAP CORP

50 West Liberty Street

Suite 880

Reno, NV , 89501

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

___________________________

July 15, 2011

A majority of the shareholders of Formcap Corp representing 25,254,497 shares of the total, in aggregate totaling 45,788,607 issued and outstanding shares have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will:

1.

To authorize the Company to conduct a 10-for-1 reverse stock split of all of its issued and outstanding common stock. All fractional shares will be rounded up to the nearest whole share and there will mandatory exchange of old shares into new shares.

Shareholders of record at the close of business on July 15, 2011 will be entitled to notice of this shareholder action by written consent.

Since these actions have been approved by the holders of greater than 55%, the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited.  We anticipate that the reverse split will become effective on or after  August 15, 2011.

Formcap Corp

Graham Douglas

President and Director

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

THE COMPANY

The Company has its executive offices at #880-50 West Liberty Street.Reno, NV 89501, and its telephone number is (888) 777-8777.  As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to adopt certain amendments to the Articles of Incorporation by shareholder action as follows:

REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

To  Authorize a reverse  split of the common stock on a one for ten basis, by which each ten shares shall become one share; our  shareholders  have  approved  a pro-rata  reverse  split of our common stock,  by which each ten shares would become one share.

The shareholders entitled to fractional shares as a result of the reverse split will have the  fractional  shares  rounded up to the nearest  whole share, because  the  cost of  administering  fractional  share to the  Company  and the confusion,  inconvenience, and administrative time at the transfer agent and for "street  name"  shareholders.  The  Board  has  determined  that it is more cost effective  and better  business  practice on a  cost/benefit  analysis to handle fractional  shares  this way than to attempt to administer them as fractional shares or to pay cash or scrip for them.

There will be no change in the number of record holders as a result of the reverse split.

We believe  that  reverse  split  will  be  advantageous  to us and to all shareholders,  because it may provide the  opportunity  for higher  share prices based upon fewer shares.  It is also a factor that most brokerage  houses do not permit  or  favor  lower-priced  stocks  to be used  as  collateral  for  margin accounts.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage  of the price than the  brokerage  commission  on higher priced stocks.

As a general rule, potential investors who  might  consider  making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

The Proposed Amendment to the Articles of Incorporation  for this purpose is: ARTICLE FIVE is hereby amended as follows:

The aggregate number of shares which this corporation  shall have authority to issue is twenty million  (20,000,000) shares of a par value of ($.001) which shares shall be designated common stock.

"Reverse Stock Split.  Each share of the  Corporation's  Common Stock,  par value of $.001,  issued and outstanding  immediately  prior to August 15, 2011 (the "Old Common  Stock") shall  automatically  and without any action on the part of the holder thereof be reclassified  as and changed,  pursuant to a reverse stock split (the "Reverse Stock Split"),  into a fraction thereof of 1/10 of a share of the Corporation's  outstanding Common Stock, par value of $.001 (the "New Common Stock"),  subject to the  treatment of fractional  share  interests as described below.  Each holder of a certificate or certificates  which immediately prior to August 15, 2011  represented  outstanding  shares of Old  Common  Stock  (the "Old Certificates,"

whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate  or  certificates (the "New Certificates," whether one or more) representing  the number of whole  shares of the New Common Stock into which and for which the shares of the Old Common Stock  formerly  represented  by such Old Certificates  so  surrendered  are classified  under the terms hereof.  From and after August 15, 2011, Old  Certificates  shall represent only the right to receive New  Certificates  pursuant to the provisions  hereof.  No certificates or scrip representing  fractional share interests in New Common Stock will be issued, and no such fractional share interest  will  entitle  the  holder  thereof  to vote,  or to any  rights  of a shareholder of the  Corporation.  Any fraction of a share of New Common Stock to which the holder would otherwise be entitled  ill be adjusted  upward to the nearest whole share.  If more than one Old Certificate  shall be surrendered at one time for the  account of the same  Shareholder  the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares  represented by the Old certificates so surrendered.  In the event that the  Corporation's  Transfer Agent determines that a holder of Old  Certificates  has not  tendered all his  certificates  for exchange,  the Transfer Agent shall carry forward any fractional share until all certificates  of that holder have been  presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the

Old Certificates surrendered for exchange are issued, the Old Certificates so  surrendered  shall be properly  endorsed  and  otherwise  in proper form for transfer.  From and after August 15, 2011, the amount of capital represented by the shares of the New  Common  Stock  into which and for which the shares of the Old Common  Stock are  reclassified  under the terms hereof shall be the same as the amount of capital  represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with  applicable law.  Fractional shares shall be rounded up to the nearest whole share."

The Company does not now qualify for a listing on any exchange,  AMEX, NASDAQ, NYSE, or any smaller exchange. The Company does not meet any exchange qualifications at this time except that it is an SEC registered company. There is no assurance whatsoever that the Company will ever meet most of any exchange listing criteria.

There is no  assurance  that any  effect  to the  price of our  stock  will result, or that the market price for our common stock, immediately  or shortly after the proposed  changes will rise,  or that any rise which may occur will be sustained. Market conditions are not predictable and may be influenced by changes in investor attitudes and external economic conditions. We are proposing the steps we deem best calculated  to meet the market  attractively. We cannot control the market's reaction.

Dissenting shareholders have no appraisal rights under Nevada law or pursuant to our constituent documents of incorporation or bylaws, in connection with the reverse split.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual reports and its Form 10-Q quarterly reports.  Copies of the Company's Form 10-K for its fiscal year ending  December 31, 2010 and its  quarterly  report on the Form 10-Q for the quarter ending  March 30, 2011 are available upon request to: Erwin Liem, #900 – 850 W Hastings Street, Vancouver, B.C. Canada V6C 1E1

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The  following  table sets forth certain  information  known to the Company with respect to the  beneficial  ownership of the  Company's  common stock as of July 15, 2011  by  (i)  each  person  who is  known  by  the  Company  to own beneficially  more  than 5% of the  Company's  common  stock,  (ii)  each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Formcap Corp, #900-850 Hastings Street, Vancouver, B.C. Canada V6C 1E1.

Name and Address of                          Amount and nature of

Beneficial Owner                                 Beneficial Ownership (1)

Blue Ridge Ventures	350,000
Douglas Graham	100,000
Presidents Corporate Group	3,225,000
Presidents Financial	1,430,000
Maxxam Holdings	888,888
Sovereign services ltd	1,388,889
Suzanna Lai Yin	889,889
Herman Bernstein	1,247,000
Kahala Financial	1,100,000
Palancar Enterprises Inc	1,000,000
John Taylor Martin	40,000
Cale Corporation	1,552,666
Sofiane Group	2,000,000
John Wolters	500,000
Mike Gerrits	1,100,000
Jeff Fountain	4,463,899
Thomas Everrts	735,600
Suzanna Lai	750,000
John Graham Douglas	90,000
Cale Corp	1,282,666
Calderan Ventures Ltd	250,000
Jim D Romano	830,000
Joe Guillory	40,000

Total Number of Shares

Unless otherwise indicated, the persons named in the table have sole voting and  investment  power  with  respect  to all  shares of common  stock  shown as beneficially owned by them.

MANAGEMENT

The following table lists the names of the executive  officers and directors of the Company. The directors were appointed in 2011 and will continue to serve until the next annual  shareholders  meeting or until their  successors are appointed and  qualified.  All officers serve at the discretion of the Board of Directors.

NAME                                                            POSITION WITH THE COMPANY

--------------------------------------------------------------------------------

Graham Douglas                                                              President, Director

.

Under the Nevada  Business  Corporation Act and the Company's  Articles of Incorporation,  as  amended,  the  Company's  directors  will  have no  personal liability to the Company or its  stockholders  for monetary  damages incurred as the result of the breach or alleged  breach by a director of his "duty of care". This provision does not apply to the directors'

(i) acts or omissions that involve intentional  misconduct or a knowing and culpable violation of law,

(ii) acts or omissions that a director  believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the  director,

(iii) approval of any  transaction  from which a director derives an improper personal benefit,

(iv) acts or omissions that show a  reckless  disregard  for  the  director's  duty  to  the  corporation  or its shareholders  in  circumstances  in which the director was aware, or should have been aware, in the ordinary course of performing a director's  duties, of a risk of serious injury to the corporation or its shareholders,  (v) acts or omissions that  constituted  an  unexcused  pattern  of  inattention  that  amounts  to an abdication of the director's  duty to the  corporation or its  shareholders,  or

(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve  directors  of  personal liability  for  negligence  in  the  performance  of  duties,   including  gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

The Board of Directors currently serves as an Audit Committee and

Compensation  Committee. During the fiscal year ended  December 31,  2010, the Board of Directors held occasional meetings.

COMPENSATION OF DIRECTORS

Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

                                         SUMMARY COMPENSATION TABLE OF EXECUTIVES

Cash Compensation       Security Grants

Name and Principal Position   Year      Salary Bonus Annual Compensation

Graham Douglas     President   2011         $0    $0                      $0

There have been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

(c) Termination of Employment and Change of Control Arrangements.  None.

(d) Stock purchase options:  None.

INDEPENDENT AUDITORS

The Board of Directors  has  authorized  the firm of Sadler Gibb and Assiciates,  C.P.A’s., independent  certified public accountants,  to serve as independent auditors for the fiscal year ended December 31, 2010.

SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

Any proposal  that a shareholder  intends to present at the Company's  2010 Annual  Meeting should have been received at the Company's  principal executive office not later than August 31, 2011.  Any such  proposal must comply with Rule 14a-8 of  Regulation  14A of the  proxy  rules of the  Securities  and  Exchange Commission.  Shareholder  proposals  should be addressed to the Secretary of the Company.

Nominations for directors to be elected at the 2011 Annual Meeting,  other than those made by the Board of Directors,  should be submitted to the Secretary of the Company no later than August 31, 2011. The nomination  should include the full name of the nominee and a  description  of the  nominee's  back-  ground in compliance  with  Regulation S-K of the reporting  rules of the Securities and Exchange Commission.

OTHER MATTERS

The Board of Directors  of the Company is not aware that any matter  other than those  described in this  Information  Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY  SHAREHOLDER  TO GRAHAM DOUGLAS, PRESIDENT OF THE COMPANY, AT FORMCAP CORP., #900 – 850 HASTINGS STREET, VANCOUVER, B.C. CANADA V6C 1C1 TELEPHONE  (604)  801-5022,  A COPY OF THE  COMPANY'S  ANNUAL REPORT ON FORM 10-K AND INTERIM REPORTS ON FORM 10Q WILL BE PROVIDED WITHOUT CHARGE.